As filed with the Securities and Exchange Commission on August 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Oramed Pharmaceuticals Inc. Amended and Restated 2019 Stock Incentive Plan

(Full Title of the Plan)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

(Name and address of agent for service)

(888) 528 2677

(Telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimile: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.012 par value per share	2,000,000	$3.85	$7,700,000	$999.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on August 7, 2020.

(3)	Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the ordinary shares.

EXPLANATORY NOTE

On October 23, 2019, Oramed Pharmaceuticals Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-234303) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,000,000 shares of common stock, par value $0.012 per share (“Common Stock”), of the Company that may be issued pursuant to the Company’s 2019 Stock Incentive Plan (the “2019 Plan”). The Company is filing this Registration Statement on Form S-8 to register an additional 2,000,000 shares of Common Stock of the Company, which may be issued in connection with securities awards which may hereafter be granted under the 2019 Plan, as amended and restated.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by us with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) Our Annual Report on Form 10-K for the fiscal year ended August 31, 2019, filed with the Commission on November 27, 2019;

(b) Our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2019, filed with the Commission on January 9, 2020; for the quarterly period ended February 29, 2020, filed with the Commission on April 6, 2020; and for the quarterly period ended May 31, 2020, filed with the Commission on July 7, 2020;

(c) Our Current Reports on Form 8-K filed with the Commission on September 5, 2019, November 12, 2019, December 6, 2019, February 26, 2020, February 28, 2020, April 9, 2020, July 15, 2020, and August 4, 2020; and

(d) The description of our common stock contained in our Form 8-A filed with the Commission on May 29, 2003, as updated by our Form 8-A filed with the Commission on February 7, 2013, including any amendments or reports filed for purposes of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion of Sullivan & Worcester LLP. *

23.1	Consent of Sullivan & Worcester LLP (Contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. *

24.1	Powers of Attorney (Included in the signature page to this registration statement).

99.1	Oramed Pharmaceuticals Inc. Amended and Restated 2019 Stock Incentive Plan (Incorporated by reference to Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on June 30, 2020).

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 11, 2020.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

Each person whose signature appears below authorizes each of Nadav Kidron and Avraham Gabay, or either of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron		August 11, 2020
Nadav Kidron	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Avraham Gabay		August 11, 2020
Avraham Gabay	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Aviad Friedman		August 11, 2020
Aviad Friedman	Director

/s/ Miriam Kidron		August 11, 2020
Miriam Kidron	Director

/s/ Arie Mayer		August 11, 2020
Arie Mayer	Director

/s/ Kevin Rakin		August 11, 2020
Kevin Rakin	Director

/s/ Leonard Sank		August 11, 2020
Leonard Sank	Director

	Director	August 11, 2020
Gao Xiaoming

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